RESTATED

CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

Under Section 245 of the
General Corporation Law

The undersigned, being respectively, the President and ary, hereby certify as follows:

FIRST: The name of the corporation is COLUMBIA TORIES, INC.

SECOND: The date it filed its Certificate of oration with the Secretary of State is the 30th day of er, 1986.

THIRD: The Certificate of Incorporation is amended lete Articles SIXTH and SEVENTH in their entirety and to w ARTICLES SIXTH through TENTH.

FOURTH: The text of the Certificate of oration, as amended heretofore, is hereby restated, as er amended, to read as herein set forth in full:

RESTATED

CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

FIRST. The name of the Corporation is COLUMBIA LABORATORIES, INC.

SECOND. The address of the Corporation's registered office in the State of Delaware is Incorporating Services, Ltd. 410 South State Street, in the City of Dover, County of Kent.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of capital stock which the Corporation is authorized to issue is eleven million (11,000,000) of which ten million (10,000,000) shares are common stock, par value $.01 per share ("Common Stock"), and one million (1,000,000) shares are preferred stock, par value $.01 per share ("Preferred Stock")."

The rights, preferences and limitations of the preferred class of stock of the Corporation, as defined above, are set forth as follows:

(1) The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of Article FOURTH hereof, the designations, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(b) The dividend rate of the shares of such ries, whether the dividends shall be cumulative and, if so, e date from which they shall be cumulative, and the elative ghts of priority, if any, of payment of dividends on shares such series;

(c) The right, if any, of the Corporation to deem shares of such series and the terms and conditions of ch redemption;

(d) The rights of the shares in case of a luntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if y, of payment of shares of such series;

(e) The voting power, if any, for such series d the terms and conditions under which such voting power may exercised;

(f) The obligation, if any, of the Corporation retire shares of such series pursuant to a retirement or nking fund or funds of a similar nature or otherwise, and the rms and conditions of such obligation;

(g) The terms and conditions, if any, upon which res of such series shall be convertible into or exchangeable shares of stock of any other class or classes, including price or prices or the rate or rates of conversion or hange and the terms of adjustments, if any; and

(h) Any other rights, preferences or limitations the shares of such series.

FIFTH. The name and mailing address of the orporator is Barbara O. Cramer, 410 South State Street, er, Delaware 19901.

SIXTH. Election of directors need not be by written lot.

SEVENTH. The Board of Directors is authorized to pt, amend, or repeal the By-laws of the Corporation.

EIGHTH. (a) The Corporation shall indemnify any son who was or is a party or witness, or is threatened to be e a party or witness, to any threatened, pending or pleted action, suit or proceeding (including, without itation, an action, suit or proceeding by or in the right of Corporation), whether civil, criminal, administrative or estigative (including a grand jury proceeding), by reason of

fact that he or she (a) is or was a director or officer of Corporation, or (b) as a director or officer of the poration, is or was serving at the request of the poration as a director, officer, employee, agent, partner or stee (or any similar position) of another corporation, tnership, joint venture, trust, employee benefit plan or er enterprise, to the fullest extent authorized or permitted the General Corporation Law of Delaware and any other licable law, as the same exists or may hereafter be amended t, in the case of any such amendment, only to the extent t such amendment permits the Corporation to provide broader emnification rights than said law permitted the Corporation provide prior to such amendment), against expenses cluding attorneys' fees), judgments, fines and amounts paid settlement actually and reasonably incurred by him or her in nection with such action, suit or proceeding, or in nection with any appeal thereof; provided, however, that, ept as provided in Section (b) of this Article EIGHTH with pect to proceedings to enforce rights to indemnification, Corporation shall indemnify any such person in connection h an action, suit or proceeding (or part thereof) initiated such person only if the initiation of such action, suit or h action, suit or proceeding (or part thereof) was horized by the Board of Directors. Such right to emnification shall include the right to payment by the poration of expenses incurred in connection with any such ion, suit or proceeding in advance of its final disposition; vided, however, that the payment of such expenses incurred a director or officer in advance of the final disposition of h action, suit or proceeding shall be made only upon ivery to the Corporation of an undertaking, by or on behalf such director or officer, to repay all amounts so advanced it should be determined ultimately that such director or icer is not entitled to be indemnified under this Article HTH or otherwise.

(b) Any indemnification or advancement of enses required under this Article EIGHTH shall be made mptly, and in any event within sixty days, upon the written uest of the person entitled thereto. If a determination by Corporation that the person is entitled to indemnification suant to this Article EIGHTH is required, and the poration fails to respond within sixty days to a written uest for indemnity, the Corporation shall be deemed to have roved such request. If the Corporation denies a written uest for indemnity or advancement of expenses, in whole or part, or if payment in full pursuant to such request is not e within sixty days, the right to indemnification and ancement of expenses as granted by this Article EIGHTH shall enforceable by the person in any court of competent isdiction. Such person's costs and expenses incurred in

connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article EIGHTH where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article EIGHTH shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

(d) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any

ch capacity, or arising out of his or her status as such, ether or not the Corporation would have the power to demnify him or her against such liability under the ovisions of this Article EIGHTH, the General Corporation Law Delaware or otherwise.

(e) If this Article EIGHTH or any portion ereof shall be invalidated on any grounds by any court of mpetent jurisdiction, then the Corporation shall nevertheless demnify each director and officer of the Corporation as to penses (including attorneys' fees), judgments, fines and ounts paid in settlement with respect to any action, suit or oceeding, whether civil, criminal, administrative or vestigative, including, without limitation, a grand jury oceeding and any action, suit or proceeding by or in the ght of the Corporation, to the fullest extent permitted by y applicable portion of this Article EIGHTH that shall not ve been invalidated, by the General Corporation Law or by any ner applicable law.

NINTH. Whenever a compromise or arrangement is oposed between this Corporation and its creditors or any ss of them and/or between this Corporation and its ckholders or any class of them, any court of equitable isdiction within the State of Delaware may, on the lication in a summary way of this Corporation or of any ditor or stockholder thereof or on the application of any eiver or receivers appointed for this Corporation under the visions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver receivers appointed for this Corporation under the visions of Section 279 of Title 8 of the Delaware Code order eeting of the creditors or class of creditors, and/or of the ckholders or class of stockholders of this Corporation, as case may be, to be summoned in such manner as the said rt directs. If a majority in number representing ee-fourths in value of the creditors or class of creditors, /or of the stockholders or class of stockholders of this poration, as the case may be, agree to any compromise or angement and to any reorganization of this Corporation as sequence of such compromise or arrangement, the said promise or arrangement and the said reorganization shall, if ctioned by the court to which the said application has been e, be binding on all the creditors or class of creditors, /or on all the stockholders or class of stockholders, of s Corporation, as the case may be, and also on this poration.

TENTH. (1) Directors: Number, Election and Term. number of directors which shall constitute the whole Board ll be not less than one nor more than fifteen. The exact ber of directors shall be fixed from time to time by the

Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

(2) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

(3) Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of Delaware is amended, changed or modified to authorize corporate action further eliminating or limiting the personal liability of directors to the Corporation, its stockholders or third parties, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as to amended, changed or modified. Any repeal, amendment or modification of the provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal, amendment or modification.

FIFTH: The restated and amended certificate was adopted by the Board of Directors and authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon, and due notice of the action so taken has been given to those stockholders who have not consented in writing pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto signed our names affirm that the statements made herein are true under the lties of perjury, this 7 day of April, 1988.

COLUMBIA LABORATORIES, INC.

By: ______________________
Norman M. Meier, President

By: ______________________
David L. Weinberg, Secretary

899146124

FILED 9am
MAY 26 1989

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

* * * * * * * *

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation does hereby certify:

FIRST: That the Board of Directors of the Corporation, at a meeting held on March 16, 1989, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article "FOURTH" thereof so that, as amended, said Article shall read as follows:
>
> > "FOURTH. The total number of shares of capital stock which the Corporation is authorized to issue is forty-one million (41,000,000) shares of which forty million (40,000,000) shares are common stock, \$.01 par value per share ("Common Stock"), and one million (1,000,000) shares are preferred stock, \$.01 par value per share ("Preferred Stock")."

SECOND: The holders of a majority of stock of the Corporation have voted to approve said amendment, at the Annual Meeting of Stockholders held on May 24, 1989.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, COLUMBIA LABORATORIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Norman M. Meier, its President, and attested by David L. Weinberg, its Secretary, this 25th day of May, 1989.

COLUMBIA LABORATORIES, INC.

By: ______________________
Norman M. Meier, President

Attest:

____
David L. Weinberg,
Secretary

(Corporate Seal)

399255110

FILED

SEP 12 1989

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

Pursuant to Section 242

COLUMBIA LABORATORIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1986 and was restated April 20, 1988, amended on May 26, 1989, and a Certificate of Stock Designation designating a series of Preferred Stock to be known as Series A Convertible Preferred Stock, $.01 par value per share ("Preferred Stock"), was filed with the Secretary of State of the State of Delaware on August 9, 1989.

SECOND: At a meeting the Board of Directors of the Corporation held on September 11, 1989, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, increasing the number of shares constituting the Preferred Stock and, accordingly, amending the Certificate of Stock Designation of the Corporation. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing paragraph 2 of the Certificate of Stock Designation so that, as amended, paragraph 2 of the Certificate of Stock Designation shall read as follows:
>
> (2) Number of Shares.
>
> The number of shares constituting the Convertible Preferred Stock be, and the same is hereby fixed as, 150,000.

THIRD: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this certificate in the name and on behalf of Columbia Laboratories, Inc. this 11 th day of September, 1989.

Norman M. Meier
President

ATTEST:

David L. Weinberg
Secretary

Each of the undersigned signing on behalf of Columbia Laboratories, Inc. declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Norman M. Meier

David L. Weinberg

899299127

FILED
9Am
OCT 26 1989
[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

Pursuant to Section 242

COLUMBIA LABORATORIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1986, was restated April 20, 1988, amended on May 26, 1989, and a Certificate of Stock Designation designating a series of Preferred Stock to be known as Series A Convertible Preferred Stock, $.01 par value per share ("Preferred Stock"), was filed with the Secretary of State of the State of Delaware on August 9, 1989. The Corporation's Certificate of Incorporation was further amended on September 12, 1989.

SECOND: At a meeting the Board of Directors of the Corporation held on October 24, 1989, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, increasing the number of shares constituting the Preferred Stock and, accordingly, amending the Certificate of Stock Designation of the Corporation. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing paragraph 2 of the Certificate of Stock Designation so that, as amended, paragraph 2 of the Certificate of Stock Designation shall read as follows:
>
> (2) Number of Shares.
>
> The number of shares constituting the Convertible Preferred Stock be, and the same is hereby fixed as, 151,000.

THIRD, This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate in the name and on behalf of Columbia Laboratories, Inc. this 24th day of October 1989.

Norman M. Meier
President

ATTEST:

David L. Weinberg
Secretary

Each of the undersigned signing on behalf of Columbia Laboratories, Inc. declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Norman M. Meier

David L. Weinberg

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 05/31/2000
001274971 - 2113252

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBIA LABORATORIES, INC.

Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: Article FOURTH of the Restated Certificate of Incorporation of said corporation is hereby deleted in its entirety and replaced with the following:

"The total number of shares of capital stock which the Corporation is authorized to issue is one hundred one million (101,000,000) shares, of which one hundred million (100,000,000) shares shall be denominated Common Stock, $.01 par value per share ("Common Stock"), and one million (1,000,000) shares shall be denominated preferred stock, $.01 par value per share ("Preferred Stock").

The rights, preferences and limitations of the preferred class of stock of the Corporation, as defined above, are set forth as follows:

(1) The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of Article FOURTH hereof, the designations, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(b) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(c) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(d) The rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e) The voting power, if any, for such series and the terms and conditions under which such voting power may be exercised;

(f) The obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustments, if any; and

(h) Any other rights, preferences or limitations of the shares of such series."

SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Columbia Laboratories, Inc. has caused this certificate to be signed by David L. Weinberg, its Vice President, Chief Financial Officer, Treasurer and Secretary, this 31st day of May, 2000.

COLUMBIA LABORATORIES, INC.

By: [signature]
Name: David L. Weinberg
Title: Vice President, Chief Financial Officer, Treasurer and Secretary